Exhibit 99.2 — UNAUDITED PRO FORMA FINANCIAL INFORMATION

On May 1, 2003, MICROS Systems, Inc. acquired Datavantage Corporation, a privately held software application developer and system integrator specializing in the specialty and apparel retail market, for total purchase price of approximately $52,300,000. The consideration consisted of $33,800,000 in cash ($28,600,000 paid at closing and $5,200,000 to be paid 18 months after closing subject to certain holdback rights), approximately $300,000 in estimated transaction costs and 719,360 shares of MICROS common stock, valued at $18,200,000.

The total purchase price will be allocated as follows (in thousands). This allocation is subject to change pending the completion of the final allocation of the fair value of the assets acquired and liabilities assumed. The impact of these changes could be material.

Current assets	$10,592
Fixed assets	1,558
Deferred income taxes	3,495
Goodwill and intangible assets	45,093
Purchased and internally developed software costs	6,140
Other assets	122
Liabilities assumed	(14,700)

$52,300

The following unaudited pro forma financial information gives effect to MICROS Systems, Inc.’s (“MICROS”) acquisition of Datavantage Corporation and DV Technology Holdings Corporation (collectively, “Datavantage”) as if the transaction had occurred on March 31, 2003 for purposes of the unaudited pro forma balance sheet, and as of July 1, 2001 and July 1, 2002 for purposes of the unaudited pro forma statements of income. The following unaudited pro forma statements are based on the historical statements of MICROS and Datavantage during the periods presented, adjusted to give effect to the acquisition.

The accompanying unaudited pro forma financial information should be read in conjunction with the historical financial statements of MICROS (included in the Company’s Form 10-K) and Datavantage (included herein) and the related notes thereto. The unaudited pro forma financial information is not necessarily indicative of the operating results or financial position that would have occurred if the transaction had been consummated at the times indicated, nor is it necessarily indicative of the future financial position and the results of operations of MICROS.

The pro forma adjustments are described in the accompanying notes and are based upon available information and various assumptions that management believes are reasonable. These adjustments give effect to events directly attributable to the transaction and do not reflect any integration costs or other synergies that management expects to realize as a result of the transaction.

MICROS SYSTEMS, INC. PROFORMA CONDENSED COMBINED BALANCE SHEET – MARCH 31, 2003 (UNAUDITED – IN THOUSANDS)

	HISTORICAL	HISTORICAL	PROFORMA			PROFORMA
	MICROS SYSTEMS	DATAVANTAGE	ADJUSTMENTS			COMBINED

ASSETS
Current assets:
Cash and cash equivalents	$56,531	$627	$(16,600)	(a	)	$40,558
Accounts receivable, net	91,439	8,624	—			100,063
Inventories, net	33,832	220	—			34,052
Deferred income taxes	7,103	778				7,881
Prepaid expenses and other current assets	15,403	343	—			15,746

Total current assets	204,308	10,592	(16,600)			198,300
Property, plant & equipment, net	19,562	1,558	—			21,120
Deferred income taxes, non-current	20,307	6,724	(3,229)	(b	)	23,802
Goodwill and intangible assets, net	30,237	—	45,093	(b	)	75,330
Purchased and internally developed software costs, net	32,092	4,466	1,674	(b	)	38,232
Other assets	3,207	122	—			3,329

TOTAL ASSETS	$309,713	$23,462	$26,938			$360,113

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Bank lines of credit	$4,131	$1,200	$12,000	(a	)	$17,331
Current portion of capital lease obligations	131	—	—			131
Accounts payable	20,338	563	300	(a	)	21,201
Accrued expenses and other liabilities	37,685	1,648	—			39,333
Deferred service revenue	41,935	4,789	—			46,724

Total current liabilities	104,220	8,200	12,300			124,720
Capital lease obligations, net of current portion	284	—	—			284
Deferred income taxes, non-current	9,716	—				9,716
Note payable, non-current	—	6,500	—			6,500
Other noncurrent liabilities	1,441	—	5,200	(a	)	6,641
Minority interest	2,326	—	—			2,326
Shareholders’ equity:
Common stock	433	11	7	(a	),(c)	451
Treasury stock	—	(12,025)	12,025	(c	)	—
Capital in excess of par	52,140	10,181	8,001	(a	),(c)	70,322
Retained earnings	143,594	10,595	(10,595)	(c	)	143,594
Accumulated other comprehensive loss	(4,441)	—	—			(4,441)

Total stockholders’ equity	191,726	8,762	9,438			209,926

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$309,713	$23,462	$26,938			$360,113

MICROS SYSTEMS, INC. BALANCE SHEET – PROFORMA ADJUSTMENT NOTES

The total estimated purchase consideration of the Datavantage acquisition has been allocated on a preliminary basis to assets and liabilities based on management’s estimate of their fair values. The excess of the purchase cost over the fair value of the tangible and identifiable intangible assets acquired less liabilities assumed has been allocated to goodwill. This allocation is subject to change pending the completion of the final allocation of the fair value of the assets acquired and liabilities assumed. The impact of these changes could be material.

The adjustments to the unaudited pro forma condensed combined balance sheet as of March 31, 2003 have been calculated as if the acquisition occurred on March 31, 2003 and are as follows:

(a)	To reflect the acquisition of Datavantage for a total estimated purchase price of approximately $52,300,000. The purchase consideration consists of the following:

-	Payment of cash in the amount of $28,600,000, which included available cash of $16,600,000 and proceeds obtained from two loans from MICROS’ line of credit. The loans were $7,000,000 and $5,000,000 with variable interest rates of 3.0175% and 3.05625%, respectively, at May 1, 2003.
-	Issuance of 719,360 shares of MICROS unregistered common stock, with an estimated fair value of $18,200,000. The fair value per share of MICROS’ common stock is based on the formula used to derive the number of shares specified in the acquisition agreement, which complies with the provisions of EITF Issue No. 99-12, Determination of the Measurement Date for the Market Price of Acquirer Securities Issued in a Purchase Business Combination.
-	$5,200,000 of consideration that is to be paid 18 months after the closing date of the acquisition, subject to certain holdback rights.
-	$300,000 of estimated acquisition related expenses.

(b)	Recognition of the excess purchase cost of $52,300,000 over the fair value of the net assets acquired, have been recorded as goodwill as follows (in thousands):

Book value of net assets	$8,762
Fair value changes:
Intangibles	8,074
Deferred income taxes	(3,229)

Adjusted net assets	13,607
Purchase price	(52,300)

Goodwill	$38,693

(c)	To reflect the elimination of the historical shareholders’ equity accounts of Datavantage.

MICROS SYSTEMS, INC. PRO FORMA CONDENSED STATEMENT OF OPERATIONS YEAR ENDED JUNE 30, 2002 (UNAUDITED – IN THOUSANDS, EXCEPT PER SHARE DATA)

	HISTORICAL	HISTORICAL (*)	PROFORMA			PROFORMA
	MICROS SYSTEMS	DATAVANTAGE	ADJUSTMENTS			COMBINED

Revenue	$367,163	$43,842	$—			$411,005
Cost of sales	190,026	18,377	—			208,403

Gross margin	177,137	25,465	—			202,602
Selling, general and administrative expenses	123,011	13,680	—			136,691
Research and development expenses	19,320	3,220	—			22,540
Depreciation and amortization	16,042	690	974	(A	)	17,706

Income from operations	18,764	7,875	(974)			25,665
Non-operating income (expense)	581	(735)	(475)	(B	),(C)	(629)

Income (loss) before taxes, minority interests and equity in net earnings of affiliates	19,345	7,140	(1,449)			25,036
Income tax expense (benefit)	6,577	2,711	(580)	(D	)	8,708

Income before minority interests and equity in net earnings of affiliates	12,768	4,429	(869)			16,328
Minority interests and equity in net earnings of affiliates	(529)	—	—			(529)

Net income	$12,239	$4,429	$(869)			$15,799

Net income per common share
Basic	$0.70					$0.87

Diluted	$0.69					$0.85

Weighted-average number of shares outstanding
Basic	17,510					18,229	(E	)

Diluted	17,850					18,569	(E	)

* Had the acquisition occurred on July 1, 2001, approximately $945 of advisory and financing fees would not have been incurred and the pro forma combined net income would have been $16,365.

MICROS SYSTEMS, INC. PRO FORMA CONDENSED STATEMENT OF OPERATIONS NINE MONTHS ENDED MARCH 31, 2003 (UNAUDITED – IN THOUSANDS, EXCEPT PER SHARE DATA)

	HISTORICAL	HISTORICAL (*)	PROFORMA			PROFORMA
	MICROS SYSTEMS	DATAVANTAGE	ADJUSTMENTS			COMBINED

Revenue	$279,649	$38,100	$—			$317,749
Cost of sales	143,283	16,182	—			159,465

Gross margin	136,366	21,918	—			158,284
Selling, general and administrative expenses	93,752	13,715	—			107,467
Research and development expenses	13,380	3,361	—			16,741
Depreciation and amortization	6,170	748	731	(A	)	7,647

Income (loss) from operations	23,064	4,094	(731)			26,427
Non-operating (expense)	(873)	(792)	(360)	(B	),(C)	(2,025)

Income (loss) before taxes, minority interests and equity in net earnings of affiliates	22,191	3,302	(1,091)			24,402
Income tax expense (benefit)	8,877	1,354	(436)	(D	)	9,795

Income (loss) before equity in net earnings of affiliates	13,314	1,948	(655)			14,607
Minority interests and equity in net earnings of affiliates	(319)	—	—			(319)

Net income (loss)	$12,995	$1,948	$(655)			$14,288

Net income per common share
Basic	$0.75					$0.79

Diluted	$0.74					$0.78

Weighted-average number of shares outstanding
Basic	17,408					18,127	(E	)

Diluted	17,663					18,382	(E	)

* Had the acquisition occurred on July 1, 2002, approximately $971 of advisory and financing fees would not have been incurred and the pro forma combined net income would have been $14,871.

MICROS SYSTEMS, INC. STATEMENT OF OPERATIONS – PRO FORMA ADJUSTMENT NOTES

The adjustments to the unaudited pro forma condensed combined consolidated statements of operations for the year ended June 30, 2002 and the nine months ended March 31, 2003 have been calculated assuming that the acquisition occurred as of July 1, 2001 and July 1, 2002, respectively, and are as follows:

(A)	To reflect the amortization of intangible assets resulting in the acquisition of Datavantage. The intangible assets will be amortized ratably over an estimated useful life by type as follows:

License agreements	5 to 9 years
Customer lists	10 years

The provisions of SFAS 142, Goodwill and Other Intangible Assets, eliminates the amortization of goodwill for all acquisitions consummated on or after July 1, 2001. As such, goodwill that resulted as if the acquisition occurred on July 1, 2001 and July 1, 2002 would not require amortization under SFAS 142.

(B)	To reflect interest expense that would result from the issuance of $12 million from the line of credit. MICROS intends to repay $5 million of these borrowings within two months of the acquisition date. Interest expense is estimated by assuming that the $7 million line of credit remained unpaid for the entire pro forma periods and the $5 million line of credit was repaid 2 months after closing. The assumed interest rates were those prevailing at the time the acquisition was closed.

(C)	Adjustment to record a decrease in interest income to reflect cash used for the acquisition of Datavantage and the repayment of the line of credit of $5 million that occurred two months subsequent to the acquisition. The reduction in interest income is recorded assuming a rate of 1.15% per annum, which is based upon an estimate of the prevailing interest rates at the closing date of the acquisition.

(D)	To reflect the tax effect of pro forma adjustments for interest expense, interest income, and amortization of intangibles, based upon an assumed tax rate of 40%.

(E)	Basic and diluted net income per share reflects the issuance of 719,360 shares of MICROS common stock, as if the shares had been outstanding for the entire period.